Exhibit 10.86

RUSS BERRIE AND COMPANY, INC.
RESTRICTED STOCK AGREEMENT

Date of Grant:                  , 200

Russ Berrie and Company, Inc., a New Jersey corporation (the “Company”), does hereby grant to                           (the “Participant”), as of the date set forth above, pursuant to the 2004 Russ Berrie and Company, Inc. Stock Option, Restricted and Non-Restricted Stock Plan (the “Plan”), a copy of which is appended hereto and incorporated herein by reference,            shares of its Common Stock (stated value $.10) (the “Restricted Stock”), upon the following terms and conditions.  Capitalized terms used but undefined herein shall have the meanings ascribed to them in the Plan.  This is the Restricted Stock Agreement referred to in Section 6.9 of the Plan.

1.                                       The Restricted Stock shall be registered in the name of the Participant and held by the Company until the restrictions on such Restricted Stock lapse and such Restricted Stock is no longer subject to forfeiture in accordance with the terms hereof.  As the restrictions on the Restricted Stock lapse (unless such stock is earlier forfeited in accordance with the terms hereof), the Company shall deliver to the Participant certificates representing such stock, free and clear of all restrictions other than those arising under federal and/or state securities laws.

2.                                       (a)                                  Subject to the last sentence of this paragraph (a) and the provisions of Sections 3 and 7 hereof, the Restricted Stock shall vest ratably over five years (20% per year) from the Date of Grant, and upon vesting, shall not be subject to any further restrictions hereunder.  Notwithstanding the foregoing, however, if a Participant is also a participant under the Severance Plan, and the terms of this Agreement conflict with the terms of the Severance Plan, such conflict shall be resolved in accordance with Section 6.7(b) of the Severance Plan.

(b)                                 Except as provided in Section 3 hereof, and subject to the provisions of Section 7 hereof in the event of a Business Combination, any non-vested Restricted Stock (after giving effect to any applicable provisions of the Severance Plan) shall be immediately forfeited and all rights of a Participant to such forfeited Restricted Stock shall terminate without payment of consideration by the Company upon termination of the Participant’s employment with the Company for any reason (including the consummation of a Business Combination, whether or not the Participant is employed by the surviving entity, but excluding an authorized leave of absence).

3.                                      (a)                                   In the event that the employment of a Participant is terminated prior to the lapse of all or part of the restrictions on the Restricted Stock, and such termination is by reason of his or her death, Disability or retirement after reaching his or her normal retirement date (as set forth at the time of his or her retirement under the Russ Berrie and Company, Inc. 401k Plan), all restrictions on the Restricted Stock shall lapse on the date of Participant’s death, Disability or retirement.

(b)                                 The Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any or all of such restrictions with respect to the Restricted Stock.

4.                                       None of the Restricted Stock may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during the period in which the restrictions on such Restricted Stock are in effect.

5.                                       Subject to the restrictions set forth in this Agreement, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, including the right to receive all dividends thereon.

6.                                       [An appropriate legend shall be placed on the stock certificate representing the Restricted Stock with respect to the restrictions imposed thereon.]

7.                                       The award of Restricted Stock hereunder shall be subject to adjustment as follows:

(a)                                  In the event of any change in the outstanding Common Stock by reason of a dissolution or liquidation of the Company, sale of all or substantially all of the assets of the Company, merger or consolidation of the Company with or into any other corporation if the Company is the surviving corporation, statutory share exchange involving capital stock of the Company, reorganization, recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, stock combination, rights offering, spin-off or other relevant change, the Committee may adjust the aggregate number of shares of Common Stock available for awards of Restricted Stock under the Plan and any or all other matters deemed appropriate by the Committee, including, without limitation, accelerating the vesting period pertaining to any award of Restricted Stock under the Plan.

(b)                                 In connection with a Business Combination, the Committee, in its sole discretion, may provide for (i) the continuation of the Plan and/or the assumption of the awards granted thereunder by a successor corporation (or a parent or subsidiary thereof), (ii) the substitution for such awards of new awards covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kind of shares, or (iii) upon 10 days’ advance notice from the Committee to the Participant, the acceleration of the vesting period pertaining to the Restricted Stock.  In the event of any continuation, assumption or substitution contemplated by the foregoing clauses, the award of Restricted Stock shall continue in the manner and under the terms so provided.

(c)                                  Notwithstanding the foregoing, in the event that any decision of the Committee thereunder conflicts with the provisions of the Severance Plan in a manner which adversely affects the rights of any participant thereunder (including the Participant), such conflict shall be resolved in accordance with the provisions of Section 6.7(b) of the Severance Plan.

(d)                                 If, by reason of a change in capitalization described above, Participant shall be entitled to new, additional or different shares of stock or securities of the Company or any other corporation in respect of his or her Restricted Stock, in the event that the Plan continues, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Restricted Stock prior to such change in capitalization.

8.                                       Subject to the limitations set forth in the Plan, the Committee is vested with absolute discretion and authority to interpret the Plan and make all determinations necessary or advisable for the administration thereof.  Any determination of the Committee in the administration of the Plan, as described therein, shall be final, conclusive and binding upon the Participant and any person claiming under or through the Participant, including, without limitation, as to any adjustments pursuant to Section 7 hereof.

9.                                       Nothing contained in the Plan or this Agreement shall confer upon the Participant any right with respect to continuance of employment by any Participating Company nor limit in any way the right of any Participating Company to terminate or modify his or her employment at any time, with or without Cause.

10.                                 If a Participating Company is for any reason required to withhold any amount under the laws and regulations of the United States, any jurisdiction thereof or local government with respect to the issuance of Restricted Stock hereunder, or the lapse of restrictions with respect thereto (“Withholding Taxes”), the Participant or other person receiving such stock shall be required to pay such Participating Company the amount of any such Withholding Taxes.  The applicable Participating Company shall have the right to require the payment of any such Withholding Taxes before issuing any Restricted Stock hereunder or removing the restrictions with respect thereto.  In lieu of all or any part of a cash payment regarding such Withholding Taxes, the Committee may permit a person to cover all or any part of the Withholding Taxes, through a reduction in the number of shares of stock delivered to such person or a delivery or tender to the Company of shares of Common Stock held by such person, in each case valued in the same manner as used in computing the Withholding Taxes under applicable laws.

11.                                 The Company shall not be required to issue or deliver a certificate for shares of Restricted Stock hereunder unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the requirements of the exchanges, if any, on which the Company’s shares of Common Stock may, at that time, be listed.

12.                                 Notwithstanding anything contained in the Plan or herein to the contrary, in the event that the disposition of shares of Restricted Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder.  The certificates evidencing any of such shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

13.                                 To the extent that federal laws of the United States do not otherwise control, this Agreement shall be governed by the laws of New Jersey, without giving effect to principles of conflicts of laws, and shall be construed accordingly.

14.                                 In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

15.                                 This Agreement shall be binding upon and inure to the benefit of the successors (including by way of merger), assigns and heirs of the respective parties.

16.                                 The Participant acknowledges and agrees that a violation of Section 4 of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available.  Accordingly, the Participant agrees that the Company shall be entitled to an injunction, restraining order or other equitable relief, without the posting of any bond, to prevent the breach of such Section and to enforce the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

RUSS BERRIE AND COMPANY, INC.

BY:

AGREED TO AND ACCEPTED AS OF THE DATE OF GRANT SET FORTH ABOVE:

SIGNATURE-PARTICIPANT